EXHIBIT 99.2



INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of First National Community Bank and Subsidiary

     We have audited the accompanying consolidated statement of income, changes in stockholder's equity and cash flows of First National Community Bank and Subsidiary for the year ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit, in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operation and cash flows of First National Community Bank and Subsidiary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                              /s/ Robert Rossi & Co.
                                              ----------------------------
                                              ROBERT ROSSI & CO.

Olyphant, Pennsylvania
January 21, 1997